Extractive Sector Transparency Measures Act - Annual Report
Reporting Entity Name	Orford Mining Corporation
Reporting Year	From	1/1/2023	To:	12/31/2023	Date submitted	5/30/2024
Reporting Entity ESTMA Identification Number	E002193		¤ Original Submission ¦ Amended Report

Other Subsidiaries Included (optional field)

Not Consolidated

Not Substituted

Attestation by Reporting Entity
In accordance with the requirements of the ESTMA, and in particular section 9 thereof, I attest I have reviewed the information contained in the ESTMA report for the entity(ies) listed above. Based on my knowledge, and having exercised reasonable diligence, the information in the ESTMA report is true, accurate and complete in all material respects for the purposes of the Act, for the reporting year listed above.

Full Name of Director or Officer of Reporting Entity	Lynsey Sherry				Date	5/30/2024
Position Title	VP, Finance

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	1/1/2023	To:		12/31/2023
Reporting Entity Name	Orford Mining Corporation					Currency of the Report	USD
Reporting Entity ESTMA Identification Number	E002193
Subsidiary Reporting Entities (if necessary)
Payments by Payee
Country	Payee Name[1]	Departments, Agency, etc… within Payee that Received Payments[2]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid to Payee	Notes[34]
Canada -Quebec	Gouvernement du Québec	Ministère des Ressources naturelles et des Forêts			180,000					180,000	Mineral claim renewals
Canada -Quebec	Gouvernement du Québec	Energie et Ressources Naturelles Quebec			190,000					190,000	Mineral claim renewals

Additional Notes:
(a) All payments are reported in US dollars (USD), the functional currency of the Reporting Entity. All reported payments have been rounded to the nearest $10,000 USD.
(b) Where payments were made in currencies other than US dollars, the payments were converted into US dollars using the average annual rates as follows:
1 USD = CAD: 1.3497

[1] Enter the proper name of the Payee receiving the money (i.e. the municipality of x, the province of y, national government of z).
[2] Optional field.
[3] When payments are made in-kind, the notes field must highlight which payment includes in-kind contributions and the method for calculating the value of the payment.
[4] Any payments made in currencies other than the report currency must be identified. The Reporting Entity may use the Additional notes row or the Notes column to identify any payments that are converted, along with the exchange rate and primary method used for currency conversions.

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	1/1/2023	To:	12/31/2023
Reporting Entity Name	Orford Mining Corporation					Currency of the Report		USD
Reporting Entity ESTMA Identification Number	E002193
Subsidiary Reporting Entities (if necessary)
Payments by Project
Country	Project Name[1]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid by Project	Notes[23]
Canada -Quebec	West Raglan			150,000					150,000	Mineral claim renewals
Canada -Quebec	Joutel Properties			10,000					10,000	Mineral claim renewals
Canada -Quebec	Qiqavik Properties			80,000					80,000	Mineral claim renewals
Canada -Quebec	Lithium Properties			130,000					130,000	Mineral claim renewals

Additional Notes[3]:
(a) All payments are reported in US dollars (USD), the functional currency of the Reporting Entity. All reported payments have been rounded to the nearest $10,000 USD.
(b) Where payments were made in currencies other than US dollars, the payments were converted into US dollars using the average annual rates as follows:
1 USD = CAD: 1.3497

[1] Enter the project that the payment is attributed to. Some payments may not be attributable to a specific project, and do not need to be disclosed in the "Payments by Project" table.
[2] When payments are made in-kind, the notes field must highlight which payment includes in-kind contributions and the method for calculating the value of the payment.
[3] Any payments made in currencies other than the report currency must be identified. The Reporting Entity may use the "Additional Notes" row or the "Notes" column to identify any payments that are converted, along with the exchange rate and primary method used for currency conversions.